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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

Computer Generated Solutions, Inc.
New York, New York

  We consent to the reference to our firm under the captions "Experts" and "Selected Financial Information" and to the use of our reports dated January 30, 1997 (except for paragraph 8 of Note 12, as to which the date is February 28, 1997), in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-09297) and related Prospectus of Computer Generated Solutions, Inc. for the registration of shares of its common stock.

                                     Ernst & Young LLP

New York, New York

March 3, 1997